Exhibit 99.1

Dollar Tree Announces Leadership Transition and
Reaffirms Fiscal Third Quarter Outlook

•Michael C. Creedon Jr. Appointed Interim Chief Executive Officer
•Edward J. Kelly, III Elected Chairman
•Company Reaffirms Fiscal Third Quarter 2024 Outlook
•Review of Strategic Alternatives for Family Dollar Progressing

CHESAPEAKE, Va.--November 4, 2024--Dollar Tree, Inc. (NASDAQ: DLTR) today announced that Rick Dreiling has stepped down from his position as Chairman and Chief Executive Officer, effective as of Nov. 3, 2024. Michael C. Creedon Jr., Chief Operating Officer, has been appointed Interim Chief Executive Officer while Edward (Ned) J. Kelly, III, Lead Independent Director, has been elected Chairman. The Board is conducting a search process to identify a permanent CEO, which will include internal and external candidates.

“With my health presenting some new challenges over the past two months, the time is right for me to step away and focus on myself and my family,” said Mr. Dreiling. “I have been honored to serve the customers and associates of Dollar Tree and Family Dollar since 2022. Having worked side-by-side with Mike, I am confident in his strong leadership, deep passion for our business and ability to create value.”

Mr. Kelly said, “On behalf of the entire Board, I want to thank Rick for his leadership and for his contributions to the Company during his tenure. We support Rick’s focus on his health and wish him all the best. We are fortunate to have a talented leader in Mike Creedon to step in and help drive us forward.”

Paul Hilal, Vice Chair of the Board of Directors, commented, “Mike is well-prepared for this new role. It builds upon his important contributions and the expansion of his responsibilities earlier this year. The entire Board is grateful for Rick’s partnership, and his efforts building up and positioning the team for a seamless transition.”

“The entire Dollar Tree team is grateful to have worked so closely with Rick. Looking forward, we are well-prepared to help both banners reach their fullest potential," Mr. Creedon said. “We are excited about our current trajectory and are focused on delivering a successful holiday season. We will continue accelerating growth at Dollar Tree, and we remain focused on identifying the best path forward for Family Dollar.”

Company Reiterates Third Quarter 2024 Outlook
Third quarter same store net sales tracked well through the quarter, and the Company is reiterating the third quarter outlook provided on Sept. 4, 2024. The Company expects to report its third quarter financial results on Dec. 4, 2024.

Family Dollar Strategic Review Progressing
The Company is also reiterating its commitment to completing its formal review of strategic alternatives for the Family Dollar business segment, which could include among others, a potential sale, spin-off, or other disposition of the business. The Company and its advisors continue to make good progress, and the process is moving forward as planned.

About Mike Creedon
Mike Creedon has served as Chief Operating Officer of Dollar Tree since he joined the Company in 2022, and added oversight of Dollar Tree and Family Dollar Merchandising and Supply Chain to the scope of his role in Feb. 2024. Before joining Dollar Tree, Creedon held several leadership roles at Advance Auto Parts for almost nine years, most recently as Executive Vice President and President of U.S. stores. He also held executive positions with Tyco International and ADT Security. Creedon holds a Bachelor of Arts degree in economics from Middlebury College.

About Ned Kelly
Ned Kelly joined Dollar Tree’s Board of Directors in 2022 and was first elected as Lead Independent Director by his fellow Directors in March 2022 and re-elected in 2023 and 2024. He is the Retired Chairman of the Institutional Clients Group of Citigroup, Inc. He currently serves on the Board of Directors of Citizens Financial Group, Inc. and MetLife, Inc.

About Dollar Tree, Inc.
Dollar Tree, a Fortune 200 Company, operated more than 16,300 stores across 48 states and five Canadian provinces as of August 3, 2024. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements relating to our business and financial outlook for the third fiscal quarter of 2024; our plans and expectations regarding our leadership team and our business, including the Company’s performance and prospects for long-term growth; and our other plans, objectives, expectations (financial and otherwise) and intentions. Our forward-looking statements also include statements about our review of strategic alternatives at our Family Dollar segment, for which there is no set deadline or definitive timetable for completion, and there can be no assurance that this process will result in any transaction or particular outcome. All such statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 20, 2024, our Form 10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

Investors:	Media:
Robert A. LaFleur	Kate Kirkpatrick
SVP, Investor Relations	VP, Communications
investorinfo@dollartree.com	mediainquiries@dollartree.com